Exhibit 10.3

EQUITY PLEDGE AGREEMENT

This Equity Pledge Agreement (hereinafter “this Agreement”) is entered into in Hefei, China, on the day of May, 06 2005 by the following parties:

Pledgee:

A) Wonder International Educational & Investment Group Corporation ("US Wonder" or "A") Address: 8040 E. Morgan Trail, Unit 18, Scottsdale, Arizona 85258

Pledgors:

B) Anhui Wonder Educational Investment & Management Corporation ("China Wonder" or "B") Address: No. 188,North Hezuohua Road, Hefei, Anhui, PRC

C1) Anhui Computer Training School

     #375 Huangshan Road, Hefei, Anhui, China C2) Hubei Computer Training School

     #1 Tianji Rd, East Lake Technology Zone, Wuhan, Hubei, China C3) Jiangsu Computer Training School #196 Jiangning Rd, Nanjiang, China C4) Zhejiang Computer Training School

     #2 Xiyuan 5th Rd, West Lake Development Zone, Hangzhou, Zhejiang, China C5) Henan Computer Training School Guoji University City, Yingcai Wenhua Road, Zhenzhou, Henan, China C6) Fujian Computer Training School #36 Gao Qiao Building, 4th Floor, Wuyi M Road, Fuzhou, Fujian, China C7) Liaoning Computer Training School ShengBei University City, Yuhong District, Shengyang, China

(Parties C1, C2, C3, C4, C5, C6 and C7 are collectively referred to as ('C'))

D) Mr. Chun Gui Xie, Chinese Citizen, from Hefei, Anhui, China

WHEREAS,

1. The Party A, the Pledgee, a foreign enterprise registered in Phoenix, Arizona, is in the business of development, investment and management of vocational schools in China.

2. Parties B and C and D (hereinafter “the Pledgors”), are the corporations or citizens of PRC.

3. Party A agrees to provide, as related to the needs of maintaining and improving the vocational school business of Parties B, C and D, consultancy, technical assistance, business management, international marketing, capital raising and the guarantor for Parties B, C and D in the contracts, agreements or transactions in connection with Parties B's and C's operations between Parties B and C and any other third party, to provide full guarantee for the performance of such contracts, agreements or transactions by Parties B and C.

4. In order to ensure that Parties B, C and D are able to compensate Party A (the "Pledgee") for its services and to perform their obligations in any contracts and agreements guaranteed by Party A, Party B and Party C and Party D (the “Pledgors”) agree to pledge all their equity interest in their respective schools in B and C, as a security for Party A.

NOW THEREFORE, the Pledgee and the Pledgors through mutual negotiations hereby enter into this Agreement based upon the following terms:

1.	The Pledgors agree to pledge their equity interest in B and C to the Pledgee as a security for their obligations in any contracts and agreements guaranteed by Party A.
2.	Pledge under this Agreement refers to the rights owned by the Pledgee, who shall be entitled to a priority in receiving payment by the evaluation or proceeds from the auction or sale of the equity interest pledged by the Pledgors to the Pledgee.
3.	The term of Pledge shall be ten years. The parties agree that, if situations allow, they will use their best efforts to register the pledge with the competent Administration for Industry and Commerce. But the Agreement’s effectiveness is not subject to the registration.
4.	During the term of the Pledge, the Pledgee shall be entitled to dispose of the pledged assets in accordance with this Agreement in the event that Pledgors do not perform their obligation and cause actual harm to Party A.
5.	Representation and Warranty of Pledgors: The Pledgors are the legal owners of the equity interest pledged.
6.	During the effective term of this Agreement, the Pledgors promise to the Pledgee for its benefit that the Pledgors shall not transfer or assign the equity interest, create or permit to create any pledges which may have an adverse effect on the rights or benefits of the Pledgee without prior written consent from the Pledgee;
7.	Comply with and implement laws and regulations with respect to the pledge of rights;
8.	Timely notify the Pledgee of any events or any received notices which may affect the Pledgor’s equity interest or any part of its right, and any events or any received notices which may change the Pledgor’s any warranty and obligation under this Agreement or affect the Pledgor’s performance of its obligations under this Agreement;
9.	The Pledgors agree that the Pledgee’s right to the Pledge obtained from this Agreement shall not be suspended or inhibited by any legal procedure launched by the Pledgor or any successors of the Pledgor or any person authorized by the Pledgor or any such other person;
10.	The Pledgors promise to the Pledgee that they will comply with and perform all the guarantees, covenants, warranties, representations and conditions for the benefits of the

Pledgee. The Pledgors shall compensate all the losses suffered by the Pledgee for the reasons that the Pledgors do not perform or fully perform their guarantees, covenants, warranties, representations and conditions that lead to actual harm to the Pledgee.

Event Of Default

The following events shall be regarded as the events of default:

1. Pledgors fail to perform the obligations under any contractual agreement guaranteed by Party A;

2. The Pledgor waives the pledged equity interest or transfers or assigns the pledged equity interest without prior written consent from the Pledgee;

3. The Pledgor breaches the term of condition of this agreement;

4. The Pledgor transfers or assigns the equity interest without prior written approval from the Pledgee.

This Agreement shall be binding upon the Pledgors and their successors and be binding on the Pledgee and his each successor and assignee.

The agreement is effective as of the date first set forth above.

This Agreement shall not be terminated until Party A, the pledgor, at its own discretion, agrees to be terminated.

Force Majeure, which includes but not limited to acts of governments, acts of nature, fire explosion, typhoon, flood, earthquake, tide, lightning, war, refers to any unforeseen events beyond the party’s reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event beyond a Party’s reasonable control. The effected party by Force Majeure shall notify the other party of such event resulting in exemption promptly.

This Agreement shall be governed by and construed in accordance with the PRC law.

The parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration. The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties.

Any notice which is given by the parties hereto for the purpose of performing the rights and obligations hereunder shall be in writing.

All parties agree that this Agreement constitute the entire agreement of the Parties with respect to the subject matters therein upon its effectiveness and supersedes and replaces all prior oral and/or written agreements and understandings relating to this Agreement.

Any provision of this Agreement which is invalid or unenforceable because of inconsistent with the relevant laws shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

This Agreement is executed in multiple copies; each Party holds one and each original has the same legal effects.

Pledgee:

A) Wonder International Educational & Investment Group Corporation ("US Wonder" or "A") Address: 8040 E. Morgan Trail, Unit 18, Scottsdale, Arizona 85258

Legal Representative: Mr. Chung Gui Xie, Chairman of the board

Pledgors:

B) Anhui Wonder Educational Investment & Management Corporation ("China Wonder" or "B") Address: No. 188,North Hezuohua Road, Hefei, Anhui, PRC

Legal Representative: Mr. Chung Gui Xie, Chairman of the board

C1) Anhui Computer Training School

#375 Huangshan Road, Hefei, Anhui, China

Legal Representative: Mr. Chung Gui Xie, Chairman of the board

C2) Hubei Computer Training School

#1 Tianji Rd, East Lake Technology Zone, Wuhan, Hubei, China

Legal Representative: Mr. Chung Gui Xie, Chairman of the board

C3) Jiangsu Computer Training School #196 Jiangning Rd, Nanjiang, China

Legal Representative: Mr. Chung Gui Xie, Chairman of the board

C4) Zhejiang Computer Training School

#2 Xiyuan 5th Rd, West Lake Development Zone, Hangzhou, Zhejiang, China

Legal Representative: Mr. Chung Gui Xie, Chairman of the board

C5) Henan Computer Training School

Guoji University City, Yingcai Wenhua Road, Zhenzhou, Henan, China

Legal Representative: Mr. Chung Gui Xie, Chairman of the board

C6) Fujian Computer Training School

#36 Gao Qiao Building, 4th Floor, Wuyi M Road, Fuzhou, Fujian, China

Legal Representative: Mr. Chung Gui Xie, Chairman of the board

C7) Liaoning Computer Training School

ShengBei University City, Yuhong District, Shengyang, China

Legal Representative: Mr. Chung Gui Xie, Chairman of the board

D) Mr. Chun Gui Xie, Chinese Citizen, from Hefei, Anhui, China

Legal Representative: Mr. Chung Gui Xie, Chairman of the board